Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Adaptin Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(a)	10,984,650	(2)	$4.40	(3)	$48,332,460	(3)	$0.0001531000	$7,400
Fees Previously Paid
Carry Forward Securities
	—	—	—	—		—		—		—	$—
	Total Offering Amounts										$7,400
	Total Fee Offsets										—
	Net Fee Due										$7,400

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, $0.0001 par value per share (the “Common Stock”) of Adaptin Bio, Inc. (the “Registrant”) that may become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the Common Stock.

(2)	The shares of Common Stock will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 10,984,650 shares Common Stock, which consists of (i) 8,401,481 shares of Common Stock held by the selling stockholders; (ii) 2,233,083 shares of Common Stock underlying warrants held by the selling stockholders; and (iii) 350,086 shares of Common Stock underlying placement agent warrants.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act, based upon the original sale price at which units, including the shares of Common Stock registered hereunder, were sold in the Registrant’s private placement offering (the “Offering”) which closed on February 11, 2025 and March 31, 2025. The price per share and aggregate offering price in the table above are based on the price per share of Common Stock included in the Offering.